                                                        EXHIBIT 4.15

                              TWA AIR LINE PILOTS
                  SUPPLEMENTAL STOCK PLAN CUSTODIAL AGREEMENT





                           Effective August 23, 1995

                               TABLE OF CONTENTS

                                                                                                                      Page
                                                                                                                      ----
                                                                    SECTION 1
                                               Establishment of Custodial Arrangement and Accounts

         1.1     Establishment of Custodial Arrangement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         1.2     Establishment and Operation of Custodial Accounts  . . . . . . . . . . . . . . . . . . . . . . . . .    3
         1.3     Segregation of Custodial Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

                                                                    SECTION 2
                                                Payments to Participants and Their Beneficiaries

         2.1     Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         2.2     Benefit Determinations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         2.3     Direct Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         2.4     Stock Distributions by the Custodian . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

                                                                    SECTION 3
                                                Custodian's Responsibility Regarding Payments to
                                                 Trust Beneficiary When the Company is Insolvent

         3.1     Insolvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         3.2     Determination of Insolvency; Discontinuance of Benefit Payments  . . . . . . . . . . . . . . . . . .    7
         3.3     Resumption of Benefit Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

                                                                    SECTION 4
                                                               Payments to Company

                                                                    SECTION 5
                                                           Accounting by the Custodian

         5.1     Valuation of Custodial Arrangement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         5.2     Valuation of Participant Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         5.3     Periodic Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         5.4     Special Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

                                                                    SECTION 6
                                                         Responsibility of the Custodian

         6.1     Custodial Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         6.2     Limitation on Responsibility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

                                                                    SECTION 7
                                                   Compensation and Expenses of the Custodian

                                                                    SECTION 8
                                                    Resignation and Removal of the Custodian

         8.1     Resignation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         8.2     Removal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         8.3     Appointment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         8.4     Surviving Custodians . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

                                                                    SECTION 9
                                                            Amendment and Termination

         9.1     Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         9.2     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

                                                                   SECTION 10
                                                                  Miscellaneous

         10.1    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         10.2    Non-Alienation of Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         10.3    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         10.4    Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         10.5    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         10.6    Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         10.7    Execution in Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

                              TWA AIR LINE PILOTS

                  SUPPLEMENTAL STOCK PLAN CUSTODIAL AGREEMENT


         THIS CUSTODIAL AGREEMENT, made and entered into as of August 23, 1995, by and between TRANS WORLD AIRLINES, INC., a Delaware Corporation (the "Company"), the AIR LINE PILOTS ASSOCIATION INTERNATIONAL ("ALPA"), the trustees (the "Trustees") of the TWA Air Line Pilots Supplemental Stock Plan (the "Plan"), and American Stock Transfer & Trust Company, as Custodian (the "Custodian").
                             W I T N E S E T H :
                             - - - - - - - - -
         WHEREAS, pursuant to collective bargaining with ALPA, the Company has established the Plan, a nonqualified deferred compensation plan for the benefit of eligible employees ("Participants") providing benefits to Participants primarily in the form of the Company's common or employee preferred stock ("Company Stock"); and
                 WHEREAS, pursuant to collective bargaining with ALPA, the Company has established the TWA Air Line Pilots 1995 Employee Stock Ownership Plan (the "ESOP") for the benefit of certain employees; and
         WHEREAS, the Company has incurred or expects to incur liability under the terms of the Plan with respect to Participants and wishes to establish a trust to provide a source of funds to assist it in meeting its liabilities under the Plan; and
         WHEREAS, the Custodian has agreed to serve as Custodian with respect to Plan assets (the "Custodial Assets") for which another trustee has been appointed, in accordance with the terms of the Plan, by ALPA; and
         WHEREAS, it is the intention of the parties that this custodial arrangement (the "Custodial Arrangement") shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation to Participants;
         NOW, THEREFORE, the parties do hereby establish the Custodial Arrangement and agree that the Custodial Arrangement shall be comprised, held and disposed of as follows:

                                  SECTION 1
             ESTABLISHMENT OF CUSTODIAL ARRANGEMENT AND ACCOUNTS
         1.1 ESTABLISHMENT OF CUSTODIAL ARRANGEMENT. The Company and the Trustees hereby establish with the Custodian and the Custodian hereby accepts the Custodial Arrangement, consisting of Custodial Assets. The Custodian shall hold Custodial Assets in accordance with the provisions of this Custodial Agreement, as may be amended from time to time. Notwithstanding anything else herein to the contrary, the Custodian shall be considered only the Custodian and not a trustee of the Custodial Assets, and shall have no fiduciary responsibility or liability as a trustee in any way with respect to Custodial Assets.
         1.2     ESTABLISHMENT AND OPERATION OF CUSTODIAL ACCOUNTS.
                 (a) The Custodian shall create in the Custodial Arrangement the following custodial accounts (collectively, the "Custodial Accounts"): (i) the Unallocated Custodial Account consisting of two subaccounts, the "Initial Unallocated Custodial Account" and the "Incentive Unallocated Custodial Account", and (ii) the Excess Custodial Account, consisting of two subaccounts, the "Initial Excess Custodial Account" and the "Incentive Excess Custodial Account".
                 (b) Each Custodial Account shall consist of assets transferred by the Company. Contributions transmitted to the Trustees on behalf of Participants in the form of Company Stock which constitute Custodial Assets shall be designated as such by the Company and, upon receipt by the Custodian, shall be allocated to the Custodial Account so designated. Custodial Assets which are Company securities shall be voted or tendered by the Custodian as directed by the Trustees.
                 (c) Notwithstanding any other provision herein to the contrary, the Custodian shall have no investment management responsibility for Custodial Assets and shall not have any fiduciary responsibility as a trustee with respect to the management and control of Custodial Assets.
         1.3 SEGREGATION OF CUSTODIAL ASSETS. Custodial Assets and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Participants and general creditors as herein set forth. Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership in, any assets of the Custodial Arrangement. Any rights created under the Plan and this Agreement shall be mere unsecured contractual rights of Participants and their beneficiaries against the Company. Custodial Assets will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3.1, herein.





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
                                  SECTION 2
               PAYMENTS TO PARTICIPANTS AND THEIR BENEFICIARIES
         2.1     DISTRIBUTION.
                 (a) The Custodian shall distribute Custodial Assets as directed by the Trustee.
                 (b) The Custodian shall make provision for the reporting and withholding of any federal or state taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.
                          (i)     If the Participant is receiving wages from
the Company at the time a payment of benefits is made, the Company agrees to withhold appropriate amounts from such wages and to provide to the Custodian and Trustee notice of such amount of withholding.
                          (ii)    To the extent required, the Custodian shall
be authorized to withhold from the distribution shares of Company Stock if necessary to comply with the withholding requirements. The Trustee is authorized to convert any Preferred Stock and to direct the Custodian to sell, and the Custodian shall sell, any securities, including those obtained by conversion, to satisfy withholding obligations.
         2.2 BENEFIT DETERMINATIONS. The entitlement of a Participant, or his or her beneficiary, to benefits under the Plan shall be determined in accordance with the Plan by the Plan

Administrator or such party as shall be designated under the Plan, and any claims for such benefits shall be considered and reviewed under the procedures set forth in the Plan.
         2.3 DIRECT PAYMENT. The Company may make payment of benefits directly to Participants or their beneficiaries or make contributions directly to the ESOP, as they become due under the terms of the Plan. The Company shall notify the Custodian of its decision to make payment of benefits or contributions directly prior to the time amounts are payable to Participants or their beneficiaries. In addition, if the principal of the Custodial Arrangement, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Company shall make the balance of each such payment as it falls due. The Custodian shall notify the Company where principal and earnings are not sufficient for the Custodian to make payment in accordance with the Plan.
         2.4 STOCK DISTRIBUTIONS BY THE CUSTODIAN. The amounts credited to Participants under the Plan and held by the Custodian shall be paid or distributed by the Custodian to a Participant or beneficiary in accordance with the terms of the Plan.





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
                                  SECTION 3
               CUSTODIAN'S RESPONSIBILITY REGARDING PAYMENTS TO
               TRUST BENEFICIARY WHEN THE COMPANY IS INSOLVENT
         3.1 INSOLVENCY. The Custodian shall cease payment of benefits to Participants, their beneficiaries and the ESOP if the Company is Insolvent.
The Company shall be considered "Insolvent," for purposes of this Agreement if
(a) the Company is unable to pay its debts as they become due, or (b) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.
         3.2 DETERMINATION OF INSOLVENCY; DISCONTINUANCE OF BENEFIT PAYMENTS. At all times during the continuance of this Custodial Arrangement, as provided herein, the principal and income of the Custodial Arrangement shall be subject to claims of general creditors of the Company under federal and state law as set forth below.
                 (a) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Custodian in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Custodian that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Custodian shall discontinue payment of benefits to Participants and their beneficiaries and the ESOP.
                 (b) Unless the Custodian has actual knowledge of the Company's Insolvency, or has received notice from the Company, the Trustee or a person claiming to be a creditor alleging that the

Company is Insolvent, the Custodian shall have no duty to inquire whether the Company is Insolvent.
                 (c) If at any time the Custodian has been notified by the Company or the Trustee that the Company is Insolvent, the Custodian shall discontinue payments to Participants, their beneficiaries and the ESOP and shall hold the assets of the Custodial Arrangement for the benefit of the Company's general creditors. Nothing in this Agreement shall in any way diminish any rights of Participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.
         3.3     RESUMPTION OF BENEFIT PAYMENTS.
                 (a) The Custodian shall resume the payment of benefits to Participants, their beneficiaries and the ESOP in accordance with Section 2 of this Agreement only after the Custodian has been notified by the Trustee that the Company is not Insolvent (or is no longer Insolvent).
                 (b) Provided that there are sufficient assets in the Custodial Arrangement, if the Custodian discontinues the payment of benefits from the Custodial Arrangement pursuant to Section 3.2 hereof, and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants and their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Participants, their beneficiaries and the ESOP by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.





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
                                  SECTION 4
                             PAYMENTS TO COMPANY
         Except as provided in Section 3 hereof, the Company shall have no right or power to direct the Custodian to return to the Company or to divert to others any of the Custodial Arrangement assets before all payments of benefits have been made to Participants and their beneficiaries to the terms of the Plan.





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
                                  SECTION 5
                         ACCOUNTING BY THE CUSTODIAN
         5.1 VALUATION OF CUSTODIAL ARRANGEMENT. The Custodian shall determine the net fair market value of the Custodial Arrangement as of each December 31 and such other date as determined by the Trustee (the "Valuation Date").
         5.2 VALUATION OF PARTICIPANT ACCOUNTS. The Company shall maintain a record of the amount credited to each Participant in the Initial Excess Custodial Account and Incentive Excess Custodial Account. Each Participant's interest in the Initial Excess Custodial Account and Incentive Excess Custodial Account shall be adjusted as of each Valuation Date to reflect the Participant's proportionate share of the total net fair market value of the Initial Excess Custodial Account and Incentive Excess Custodial Account, respectively.
         5.3 PERIODIC REPORTS. The Custodian shall render to the Trustee, the Company and the Supplemental Stock Plan Committee an account and report within ninety (90) days after each Valuation Date showing all transactions affecting the administration of the Plan and the Custodial Arrangement, including, but not necessarily limited to, such information concerning the Plan and the Custodial Arrangement and the administration thereof by the Custodian as shall be requested in writing by the Trustee or the Company.
         5.4 SPECIAL REPORTS. The Custodian shall render such further reports from time to time as may be reasonably requested by the Company or the Trustee, and shall submit its final report and account to the Custodian, the Company and the Trustee within 90 days after it ceases to be Custodian hereunder, whether by resignation or other cause.





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
                                  SECTION 6
                       RESPONSIBILITY OF THE CUSTODIAN
         6.1     CUSTODIAL POWERS.  The Custodian shall have, without
exclusion, all powers conferred on custodians by applicable law, unless expressly provided otherwise herein; PROVIDED, HOWEVER, that notwithstanding any powers granted to the Custodian pursuant to Custodial Arrangement Agreement or applicable law, the Custodian shall not have any power that could give this Custodial Agreement the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.
         6.2 LIMITATION ON RESPONSIBILITY. The responsibilities and obligations of the Custodian shall be strictly limited to those set forth in this Custodial Agreement. The Custodian shall have no authority or duty to determine or enforce payment of any contribution under the Plan or to determine the existence, nature or extent of any individual's rights in the Custodial Arrangement or under the Plan or question any determination made by the Company or the Trustee regarding the same. Nor shall the Custodian be responsible in any way for the manner in which the Company or the Trustee carries out its responsibilities under the this Agreement or under the Plan. Unless the Custodian knowingly participates in, or knowingly undertakes to conceal, an act or omission of the Company or the Trustees knowing such act or omission to be a breach of the fiduciary responsibility of the Company or the Trustees with respect to the Plan, the Custodian shall be fully protected in relying on directions received from the Company or the Trustees. The Custodian shall give the Company and the Trustees notice of the prosecution or defense of any litigation involving the Plan. To the extent permitted by law, the Company agrees to indemnify the Custodian and hold it harmless from and against any claim arising out of the administration of the Plan unless arising from the negligence or willful misconduct of the Custodian, its officers, employees or agents.

                                  SECTION 7
                  COMPENSATION AND EXPENSES OF THE CUSTODIAN
         The Custodian shall be entitled to receive compensation for its services hereunder as may be agreed upon from time to time by the Company, ALPA and the Custodian, PROVIDED, HOWEVER, that no employee of the Company or ALPA shall receive any compensation from the Trust for his services hereunder. The Custodian (whether corporate or individual Custodian be acting) shall be entitled to receive reimbursement for reasonable expenses, fees, costs and other charges incurred by it or payable by it on account of the administration of the Plan. Such compensation and reimbursement, including reasonable counsel fees, shall be paid by the Company.





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
                                  SECTION 8
                   RESIGNATION AND REMOVAL OF THE CUSTODIAN
         8.1 RESIGNATION. The Custodian may resign by giving thirty (30) days' written notice of intention to do so to the Company, the Trustees and ALPA or such shorter notice as ALPA may approve.
         8.2 REMOVAL. ALPA may remove the Custodian or any successor Custodian hereunder by giving such Custodian and the Company thirty (30) days' written notice of removal, or such shorter notice as may be agreed to by the Custodian.
         8.3 APPOINTMENT. ALPA shall have the power and authority to appoint one or more individual or corporate Custodians, or both, as additional or successor Custodians, subject to the consent of the Company, which consent shall not be unreasonably withheld. Upon resignation or removal of the Custodian and appointment of a successor Custodian, all assets shall subsequently be transferred to the successor Custodian. The transfer shall be completed within 30 days after receipt of notice of resignation, removal or transfer, unless ALPA extends the time limit.
         8.4 SURVIVING CUSTODIANS. When any Custodian hereunder shall cease to be a Custodian, the remaining Custodians then serving hereunder, or the successor Custodian appointed hereunder, as the case may be, shall thereupon be and become vested with full title and right to possession of all assets and records of the Plan and the Custodial Arrangement in the possession or control of such prior Custodian shall forthwith account for and deliver the same to such remaining or successor Custodian.

                                  SECTION 9
                          AMENDMENT AND TERMINATION
         9.1 AMENDMENT. This Agreement may be amended by a written instrument executed by the Custodian, ALPA and the Company.
         9.2 TERMINATION. The Custodial Agreement shall not terminate until the date on which Participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Custodial Arrangement any assets remaining in the Custodial Arrangement shall be returned to the Company after payment of all benefits under the Plan.

                                  SECTION 10
                                MISCELLANEOUS
         10.1 SEVERABILITY. Any provision of this Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.
         10.2 NON-ALIENATION OF BENEFITS. Benefits payable to Plan participants and their beneficiaries under this Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.
         10.3 GOVERNING LAW. This Agreement shall be governed under the laws of the State of Missouri.
         10.4 DEFINED TERMS. Capitalized terms used herein shall have the meaning ascribed to such terms in the Plan, unless the context clearly indicates a different meaning.
         10.5 NOTICES. All notices and other communications hereunder to the following entities shall be in writing and shall be delivered or mailed, first class postage prepaid, to those entities at the following addresses (or at such other address for a party as shall be specified by like notice):

                          If to Trustees, to:

                          Trustees
                          TWA Air Line Pilots Supplemental Stock Plan Trust Suite 200
                          3221 McKelvey Road
                          Bridgeton, MO 63044

                          If to Company, to:

                          Trans World Airlines, Inc.
                          One City Center
                          515 N. Sixth Street
                          St. Louis, MO  63101

                          If to ALPA, to:

                          Air Line Pilots Association, International
                          Attn: Director, Retirement and Insurance
                          535 Herndon Parkway
                          Herndon, VA 22070

                          If to Custodian, to:
                          American Stock Transfer & Trust Company
                          40 Wall Street
                          New York, NY  10005


         No such notice or communication shall be binding until received by the recipient. Such notices or communications shall be binding as of the date delivered or the third calendar day following the date placed with the mail service.
         10.6 EFFECTIVE DATE. The effective date of this Agreement shall be August 23, 1995.
         10.7 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, without production of the others, shall be deemed to be an original.

         IN WITNESS WHEREOF, each of the parties hereto has caused these presents to be executed, all as of the day and year first above written.


                                        TRANS WORLD AIRLINES, INC.



                                        By _________________________
                                              Its ___________________





                                        AIR LINE PILOTS ASSOCIATION
WITNESSED:                                INTERNATIONAL


_________________________               By __________________________
WILLIAM F. COMPTON                            J. RANDOLPH BABBITT
Chairman, TWA MEC                             Its President



                                        TRUSTEES, TWA AIR LINE PILOTS
                                        SUPPLEMENTAL STOCK PLAN

                                        By____________________________
                                              A Trustee



                                        CUSTODIAN


                                        By __________________________
                                              Its ____________________